U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  August 20, 2004

                           ISA INTERNATIONALE, INC.
           (Exact name of registrant as specified in its charter)
                     Commission File Number:  001-16423

       Delaware                              41-1925647
(State of incorporation)               (IRS Employer Id. No.)

2560 Rice Street                          (651) 489-6941
St. Paul, MN 55113                (Registrant's telephone number)
(Mailing address of registrant)

On August 20, 2004 - ISA INTERNATIONALE INC. (OTCBB: ISAT) announced today that it has completed and finalized the acquisition of the privately-held network of financial services companies composed of Harrison Asset Management Inc. (HAMI), Money Asset Management, Inc. (MAMI), Cash Asset Management Inc.
(CAMI), e-commerce bank First American Financial Family Services (FAFFS), and United Recovery Inc. (URI) - a wholly-owned subsidiary of MAMI. Together these companies have accumulated distressed portfolio assets value at more than $300 million dollars that initially cost the companies $11 million dollars.

ISA Internationale Inc., headquartered in St. Paul, Minnesota, was formally in the cable television business before it ceased operations in 2000. Since then, reorganization specialists, Doubletree Capital Partners LLC, has internally reorganized the company and changed its direction to focus on the financial services industry.

The companies acquired by ISAT represent wide spectrum of Fields including: HAMI is focused on collections of present portfolios; MAMI was established to continue private investments and portfolio acquisitions; URI is a licensed in-house collection agency that was created to collect on future debt purchases; and CAMI was incorporated to continue the acquisition and collection process. As an extension of the aforementioned companies, FAFFS is a development-stage company that was created to offer banking products both to these companies' investors and debtors.

Together, these newly-acquired companies provide ISAT with a knowledge-base in buying, selling and collecting several types of delinquent and defaulted debt; In addition to the proprietary in-house collection division and outsourcing of debt, these companies have a new third party collections division in addition to collecting its own purchased debt.

Terms of the transaction call for ISAT to pay the acquired companies' common and preferred shareholders 5,250,000 ISAT Common shares at closing 4,500,000 warrants for the acquisition of these companies. In addition, if the companies achieve certain EBITDA earning objectives over the next three years, those shareholders will be entitled to upwards of 4,000,000 bonus ISAT shares, based upon performance. ISAT will maintain its corporate offices in St. Paul, Minnesota, and will continue to pursue suitable acquisitions in the financial services industry, consistent with its new business plan. The newly acquired network will be headquartered in Calabasas, California, and will be led by Anthony Pickett, an executive with more than 35 years of business experience.

The agreement requires that the acquired Company's books and records are to Be audited for the calendar years 2002 and 2003. The issuance of ISA Common shares requires the completion of the certified audits. ISA Internationale Inc. will file as an additional 8-k filing the results of the certified audits within 70 days from the date of closing, August 19, 2004. Certain payment provisions of the agreement may be affected by the results of the required certified audits for the years above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2004

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President and CEO





ISA INTERNATIONALE, INC.
FORM 8K
INDEX TO EXHIBITS

ITEM 10.8 ASSET PURCHASE AGREEMENT

                       ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") effective August 19, 2004, is by and between ISA INTERNATIONALE, INC. a Delaware corporation ("ISAI"), having its principal offices at 2560 N. Rice Street, St. Paul, Minnesota 55113, and; Cash Asset Management, Inc., a California corporation ("CAMI"), Money Asset Management, Inc., a California corporation ("MAMI") and Harrison Asset Management, Inc., a California corporation ("HAMI") (collectively the "Companies") having their principal offices at 5000 N. Parkway Calabasas, Suite 303, Calabasas, California 91302.

RECITALS:

      A. The Companies own the assets listed in Schedule 1.0 to this Agreement (the "The Companies' Assets").

      B. It is the intention of the parties hereto that: (i) ISAI shall acquire all of The Companies' Assets, set forth on Schedule 1, in exchange solely for the number of voting shares of ISA Internationale, Inc.'s authorized but unissued shares of common stock, $0.0001 par value ("ISAI Shares"), set forth below (the "Exchange").

      D. The board of directors of ISAI deems it to be in the best interest of ISAI to acquire The Companies' Assets.

      E. The boards of directors of The Companies deem it to be in the best interest of The Companies to sell all of the Companies' Assets in exchange for the ISAI Shares.

      F. The acquisition shall be conducted by a wholly-owned subsidiary of ISAI, ISA Acquisition Corporation ("ISA Acquisition"), a Minnesota corporation.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:


 SECTION 1. EXCHANGE

      1.1 Exchange. ISAI and the Companies hereby agree that the Companies shall, on the Closing Date (August 19, 2004), transfer and deliver all documentation reflecting ownership of all interests in the Companies' Assets to ISA Acquisition and ISAI shall simultaneously cause to be delivered 5,000,000 shares of ISAI Shares to the Companies (Shares to be held in Escrow pending allocation among CAMI, MAMI and HAMI plus any bonus or warrant shares) and 250,000 shares to Dante Fala. The Companies will also be entitled to warrants as described in Schedule 1.1.

       The ISAI Shares shall be restricted against resale pursuant to the provisions of Federal and state securities laws, and will have supplemental terms regarding their value within set periods of time, and their complete and total release from any purchase restrictions, all as described in Schedule 1.1

      1.2 Restricted Securities. The ISAI Shares provided in the Exchange have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. The ISAI Shares may, after one year from the date of issuance, be sold under the auspices of Rule 144 which state, in part, that the holder of a restricted security must hold the stock for a period of one year and sell such stock through a registered broker. In addition, under Rule 144, any seller of a restricted security is limited to selling shares equal to one percent (1%) of the total number of issued and outstanding shares of the company in each ninety (90) day period following the one year anniversary of issuance. Rule 144(k) allows for a complete sale of restricted securities without the above listed restrictions after the two-year anniversary of issuance.
Each certificate representing those ISAI Shares will have a legend thereon in substantially the following form:

The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

      1.3 After Closing and determination of ISAI share allocations among the 3 Companies, ISAI will allow management of the respective Companies to offer each accredited investor holding preferred shares in any of the Companies an opportunity to exchange those shares for the preferred shareholder's pro-rata interest in the shares of ISAI owned by each of the Companies. If the shareholder is non-accredited, and the total number of non-accredited holders desiring to exchange for ISAI shares exceeds 35, then no non-accredited holders will be allowed to participate in the exchange, at least at this time. The unexchanged shares (or proceeds there from if sold) will remain in escrow until the shares or the funds are distributed pursuant to an allowable exemption from registration.

      1.4 Registration of Shares. ISAI agrees that the ISAI Shares provided in the Exchange shall be included in any registration submitted by the Company after the Closing.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

       The Companies hereby represent and warrant as follows:

      2.1 Organization and Good Standing. The Companies are entities, duly organized, validly existing and in good standing under the laws of the California. The Companies have the corporate power and authority to carry on their businesses as presently conducted, and are qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on their businesses.

      2.2 Corporate Authority. The Companies have the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by the Companies, and the consummation of the transaction contemplated hereby, do not violate any State, Governmental or corporate restrictions governing these transactions. The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Companies are a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Companies or their assets. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of California.

      2.3 The The Companies Assets. The Companies are the owners of record and beneficially of all of the The Companies' Assets. Except as set forth on
Schedule 1.0, each of the Companies represent and warrant that they own such assets free and clear of all rights, claims, liens and encumbrances, and the interests have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

      2.4 Receipt of Corporate Information; Independent Investigation; Access. ISAI is a fully reporting, public entity and, as such, files all pertinent financial and corporate data with the SEC. All of this information is available to the Companies via the EDGAR website. As requested, all publicly-available documents, records and books pertaining to ISAI and the ISAI Shares have been delivered to the Companies. All of The Companies' questions and requests for information have been answered to the Companies' satisfaction. The Companies acknowledge that they, in making the decision to exchange the all of their interests in the the Companies' Assets for ISAI Shares, have relied upon independent investigations made by them or their representatives, if any, and they have been given access to and the opportunity to examine all material contracts and documents relating to this Agreement and an opportunity to ask questions of, and to receive information from, ISAI or any person acting on its behalf concerning the terms and conditions of this Agreement. Each of the Companies advisors, if any, has been furnished with access to all publicly available materials relating to the business, finances and operation of ISAI and materials relating to the ISAI Shares which have been requested. The Companies and their advisors, if any, have received complete and satisfactory answers to any such inquiries.

      2.5 Financial Statements: Books and Records. The Companies will provide audited financial statements in accordance with SEC Rules and Regulations (the "Companies Financial Statements") to ISAI within 70 days of the Closing. These Financial Statements shall fairly represent the financial position of the Companies at those dates and the results of their operations for the periods then ended. The Companies' Financial Statements will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of the Companies are complete and correct in all material respects and are maintained in accordance with good business and accounting practices. These Financial Statements will be utilized to apportion the 5,000,000 shares among the three Companies in accordance with the asset values being transferred from each of the Companies to ISAI.

           ISAI reserves the right to adjust the issuance of the number of bonus shares (4,000,000 maximum) that are to be issued upon the achievement of certain EBITDA milestones based upon audit adjustments and/or carrying value adjustments downward from the estimated value of the assets of the Companies enumerated on Schedule 1.0 of this agreement. These will be revalued by the certified audits that the Companies are required to deliver within 70 days from the Closing. Should the audit valuation be less than
 $5,400,000, then ISAI
may, at its option, adjust the bonus shares to be issued as initially required by this agreement by the same percentage of downward adjustment (i.e., audit value divided by 5,400,000, then multiplied by 4,000,000). Any shares that are removed from the 4,000,000 bonus share issuance will be removed from the earliest to-be-released shares, and will be accordingly added to the 1st year group of warrants that possess an exercise price of $1.25 and such increase on the warrants issuable as herein prescribed shall have similar terms as the other year 1 group warrants as per schedule 1.1 Warrant Terms.

      2.6 No Material Adverse Changes.

      Except as described on Schedule 2.6, since July 9, 2004, there has not been:
           (i) any material adverse changes in the financial position or operations of the Companies except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of the Companies.

           (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Companies whether or not covered by insurance;

           (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Companies capital stock, other than as agreed upon among the parties;

           (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by the Companies of any properties or assets; or

            (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

            (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

            (vii) any loan or advance made to any of The Companies' Shareholders, officers, directors, employees, consultants, agents or other representatives or made any other loan or advance otherwise than in the ordinary course of business. However, it is expressly understood that any loans to common shareholders or affiliated entities of common shareholders of the Companies, and others including, but not limited to Dante Fala, Joseph Fala and Financial Consultant Associates are not acquired assets herein;

            (viii) any material increase in the annual level of compensation of any executive employees of the Companies;

            (ix) any modification of any existing contract, agreement or transaction.

      2.7 Risks. The Companies acknowledge and understand that the exchange for the ISAI Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in the ISAI Shares that (i) The Companies may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition or other adverse events, the Companies could sustain a complete loss of their entire investments. Shareholders understand and acknowledge that ISAI currently has no material assets and no operating business. The
Companies further understand and acknowledge that ISAI has liabilities as listed in Schedule 3.4. The Companies are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in ISAI; have evaluated such merits and risks, including risks particular to this situation; and have determined that this investment is suitable for the Companies. The Companies have adequate financial resources and can bear a complete loss of the ISAI investment.

      2.8 Anticipated Exchange. The Companies have no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Stock, save only the tentative proposal set forth in paragraph
1.3 of this agreement, allowing, at a point in the future, an exchange offer to preferred shareholders of each of the Companies. The Companies are presently not engaged, nor do the Companies plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the ISAI Shares or any interest therein, other than current shareholders of the Companies.

      2.9 Compliance with Federal and State Securities Laws. The Companies understand that the ISAI Shares have not been registered under the Securities Act. The Companies understand that the ISAI Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act, or an exemption from such registration is available. Moreover, the Companies understand that it's right to transfer the ISAI Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. The ISAI Shares may, after one year from the date of issuance, be sold under the auspices of Rule 144 which state, in part, that the holder of a restricted security must hold the stock for a period of one year and sell such stock through a registered broker. In addition, under Rule 144, any seller of a restricted security is limited to selling shares equal to one percent (1%) of the total number of issued and outstanding shares of the company in each ninety (90) day period following the one year anniversary of issuance. Rule 144(k) allows for a complete sale of restricted securities without the above listed restrictions after the two-year anniversary of issuance.

      The Companies realize that they may not be able to sell or dispose of the ISAI Shares as there may be no public or other market for them. The Companies understand that certificates evidencing the ISAI Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

      2.10 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Companies for the consummation of the transactions described herein, other than as set forth on Schedule 2.10.

      2.11 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

           (i) violate any provision of the Articles of Incorporation or the Bylaws of the Companies;

           (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which the Companies are a party or by or to which they or any of their assets or properties may be bound or subject;

           (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Companies or upon the properties or businesses of the Companies; or

           (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on The Companies or the businesses or operations of The Companies.

      2.12 Actions and Proceedings. The Companies are not parties to any material pending litigation or, to the knowledge of the Companies, after reasonable inquiry, any governmental investigation or proceeding not reflected in the Companies' Financial Statements and, to their best knowledge, no material litigation, claims, assessments, governmental inquiries or non-governmental proceedings are threatened against the Companies except as set forth on Schedule 2.12 attached hereto and made a part hereof.

      2.13 No General Solicitation. The Companies are not exchanging for the ISAI Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of ISAI.

      2.14 Taxes. The Companies attest to the fact that the Companies have filed, or will file by September 15, 2004, all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions in the Companies' Financial Statements for all taxes or assessments which would become due as of the Closing Date, and there are no deficiency or audit notices outstanding. No extensions of time for the assessment of deficiencies for any tax period is in effect. No deficiency or audit notice is proposed or, to the knowledge of the Companies, after reasonable inquiry, threatened against the Companies.

      2.15 Compliance with Laws. The Companies have, to the best of their knowledge, complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the businesses of the Companies.

      2.16 Agreements. Schedule 2.16 sets forth any contract or arrangement to which the Companies are subject, whether written or oral.

      2.17 Brokers or Finders. No broker's or finder's fee will be payable by the Companies in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Companies.

      2.18 Real Estate. Except as set forth on Schedule 2.18, the Companies represent that they own no real estate interests and that the Companies are not parties to any leasehold agreement affecting the Companies. All uses of the the Companies' facilities by the Companies conforms in all material respects to all applicable building and zoning ordinances, laws and regulations. There are no visible or known signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within The Companies' facilities.

      2.19 OSHA and Environmental Compliance. To the knowledge of the the Companies, the Companies have duly complied with, and their offices, real property, businesses, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to any of the Companies or relating to their businesses, assets, properties, leaseholders or equipment under such laws, rules or regulations.

           The Companies have been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases of hazardous substances at, upon, under or within the real property owned by the Companies. There are no underground storage tanks or polychlorinated biphenyls on that real property. To the best of the the Companies' knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Companies' knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by the Companies excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial businesses of the Companies.

      2.20 Tangible Assets. To the knowledge of the the Companies, the Companies have full title and interest in all real estate, machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by the Companies, any related capitalized items or other tangible property material to the businesses of the Companies (the "Tangible Assets"). Other than as set forth in Schedule 2.20, the Companies hold all rights, title and interest in all the Tangible Assets owned by them and included in the the Companies' Financial Statements or acquired by them after the date on the The Companies' Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of businesses of the Companies and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto. The Companies have clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

      2.21 Liabilities. To the knowledge of the Companies, the Companies do not have any material direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the the Companies' Financial Statements, except for any specific Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof. As of the date of Closing, the Companies will not have incurred any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21, and which will not exceed $1,000 on the Closing date.

      2.22 Operations of the Company. From the date of the Financial Statements, as described in Section 2.5 through the date of Closing, the Companies have not and will not, outside of the ordinary course of business, have:

           (i) incurred any indebtedness or borrowed money that is or will be charged against the Companies;

           (ii) declared or paid any dividend or declared or made any payment or distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

           (iii) made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance after June 30, 2004;

           (iv) disposed of any assets of the Companies;

           (v) materially increased the annual level of compensation of any executive employees of or consultants to the Companies;

           (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Companies;

           (vii) issued any equity securities or rights to acquire such equity securities; or

           (viii) entered into or modified any contract, agreement or transaction.

      2.23 Access to Records. The corporate financial records, minute books, and other documents and records of the Companies will be made available to ISAI prior to the Closing hereof.

      2.24 Intangible Assets. To the knowledge of the Companies, the Companies have full title and interest in all licenses, patents or other intangible property material to the business of the Companies (the "Intangible Assets"). Other than as set forth in Schedule 2.24, the Companies hold all rights, title and interest in all the Intangible Assets owned by them in the the Companies' Financial Statements or used in their operations free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

      2.25 Full Disclosure. No representation or warranty by the Companies in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Companies pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the businesses of the Companies.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ISAI

      ISAI hereby represents and warrants as follows:
      3.1 Organization and Good Standing. ISAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

      3.2 Corporate Authority. ISAI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing Date, duly authorized by the Board of Directors of ISAI as required by Delaware law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ISAI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ISAI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of ISAI.

      3.3 The ISAI Shares. At the Closing, the ISAI Shares to be issued and delivered to the Companies hereunder, including the 5,000,000 shares to be released from escrow, will, when so issued and delivered, constitute valid and legally issued Stock of ISAI, fully paid and non-assessable.

      3.4 Financial Statement: Books and Records. Attached as Schedule 3.4 are the audited financial statements (balance sheet, income statement and Notes) of ISAI for the fiscal year ended December 31, 2003, and the un-audited quarterly statements for the periods ending March 31, 2004 and June 30, 2004 (collectively the "ISAI Financial Statements"), which are on file with the U.S. Securities and Exchange Commission's EDGAR system.

The ISAI Financial Statements fairly represent the financial position of ISAI as at such date and the results of their operations for the periods then ended. The ISAI Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of ISAI are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

      3.5 No Material Adverse Changes.

      Except as described on Schedule 3.5, since June 30, 2004, there has not been:

         (i) any material adverse changes in the financial position of ISAI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of ISAI.

         (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ISAI whether or not covered by insurance;

         (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of ISAI capital stock, other than as agreed upon among the parties;

         (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by ISAI of any properties or assets; or

         (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

         (vii) any loan or advance to any ISAI Shareholder, officer, director, employee, consultant, agent or other representative or any other loan or advance otherwise than in the ordinary course of business;

         (viii) any material increase in the annual level of compensation of any executive employee of ISAI;

         (ix) any modification of any existing contract, agreement or transaction;

      3.6 Taxes. ISAI has filed and paid all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of December 31, 2003.

      3.7 Compliance with Laws. Except as described on Schedule 3.7, ISAI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of ISAI.

      3.8 Actions and Proceedings. ISAI is not a party to any material pending litigation or, to the knowledge of the ISAI, after reasonable inquiry, any governmental investigation or proceeding not reflected in the ISAI Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against ISAI except as set forth on Schedule 3.8 attached hereto and made a part hereof.

      3.9 Periodic Reports. ISAI is a Section 12(g) reporting company and therefore must file periodic reports pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

      3.10 Capitalization. As of August 19, 2004, there were approximately 300 shareholders of record that are the owners no more than 2,651,162 Shares of ISAI Common Stock. 240,105 of these Common Shares were remaining to be issued, subject to receipt by ISAI of required paperwork as requested by ISAI for such issuance. Doubletree Capital Partners, Inc., has conversion rights of their loans and accrued interest due as of August 19, 2004, which loans and accumulated interest can be converted into common shares at the conversion price of $0.70 per common share (maximum total would be approximately 1,050,000). Doubletree Capital Partners, Inc., also owns and possesses an anti-dilution clause in their preferred shares that upon conversion into Common shares, the shares of common stock into which the Preferred will be converted into no less than a 75% ownership position, exclusive of shares owned via all prior conversions of loans and accumulated interest and indemnification shares issued to them. ISAI has 300,000,000 shares of common stock authorized, $0.0001 par value, and has 30,000,000 Shares of Preferred Stock authorized, $0.0001 par value, of which 5,000,000 were issued and outstanding as of August 19, 2004. ISA has issued to Doubletree Capital Partners a common stock option for the purchase of 6,000,000 common shares with an exercise price of $0.60 per common share, effective July 28, 2004 and for a period of 5 years. Doubletree Capital Partners does not own any other warrants or options as of August 19, 2004. There are other outstanding warrants, stock options and stock rights and other commitments as indicated on SEC filings, but not to Doubletree Capital Partners.

       ISAI agrees not to allow Doubletree Capital Partners to convert more than 10% of its preferred stock in any of the first three corporate fiscal years, commencing at Closing.

      3.11 Access to Records. The corporate financial records, minute books, and other documents and records of ISAI have been made available to The Companies prior to the Closing hereof.

      3.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

         (i) violate any provision of the Articles of Incorporation or By-Laws of ISAI;

         (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which ISAI is a party or by or to which it or any of its assets or properties may be bound or subject;

         (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ISAI or upon the securities, properties or business to ISAI; or

         (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of ISAI.

      3.13 Brokers or Finders. No broker's or finder's fee will be payable by ISAI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of ISAI.

      3.14 Corporate Authority. ISAI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the shareholders of ISAI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ISAI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ISAI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of
Incorporation or by-laws of ISAI.

      3.15 Full Disclosure. No representation or warranty by ISAI in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by ISAI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of ISAI.

      3.16 No Claims Outstanding. ISAI represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has 1 employee, 2 officers, 2 consultants and 4 directors, all serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially ascertainable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since June 30, 2004.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to the Obligation of The Companies. All obligations of The Companies under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of ISAI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

          (b) ISAI shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing Date unless the Companies provide waiver of such covenant, agreement or condition in writing.

          (c) On or before the Closing Date, the Board of Directors and a majority of the shareholders of ISAI shall have approved, in accordance with Delaware law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable ISAI to comply with the terms of the Agreement, to include any requisite filings with the state of Delaware designating the ISAI Shares to be issued pursuant to the terms of this Agreement and with the Securities and Exchange Commission ("SEC"), such as Form 8-K notifying the Commission of the transaction.

          (d) ISAI shall have sufficient Stock of ISAI common stock and ISAI Shares authorized but un-issued to complete the Exchange.

          (e) All instruments and documents delivered to the Companies pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for the Companies.

          (f) The ISAI Shares to be issued to the Companies at the Closing shall constitute a minimum of 36% of the total issued and outstanding stock of ISAI after giving effect to the exercise of any and all notes, options and warrants outstanding on the date of Closing.

          (g) There shall be a minimum of four (4) market makers for the common stock of ISAI.

          (h) On the Closing Date, ISAI shall have its common stock trading on the Over-the-Counter Bulletin Board (OTC).
         (i) ISAI shall provide The Companies with an Executive Summary of its business operations describing ISAI's business plan, potential future acquisitions, intended additional shares issuances, if any, and the general plan for the future of ISAI.

         (j) SAI shall agree to use its best efforts to structure an ongoing compensation package for the management teams of The Companies.

         (k) On the day of Closing, the common stock of ISAI shall be trading at a minimum price of $1.20 per share as quoted on the NASDAQ Over-the-Counter Bulletin Board.

         (l) There are no "off-balance sheet" agreements.

            4.2 Conditions Precedent to the Obligations of ISAI. All obligations of ISAI under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

         (a) The representations and warranties by the Companies contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and specifically, that the cumulative cash and cash equivalent accounts and marketable securities accounts that existed on July 9, 2004 have not been diminished or decreased from their respective amounts on that date;

          (b) The Companies shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

           (c) The Companies will have delivered all required documents to ISAI, which are satisfactory to ISAI for purposes of determining all assets, liens, easements, claims, rights, exemptions and other encumbrances against the Companies, identifying all aspects of ownership, such that ISAI, following Closing, can demonstrate to representatives of the Securities and Exchange Commission that ISAI owns or controls the assets being transferred by the Companies.

           (d) The acquisition shall comprise all of the the ownership interests in the assets described on Schedule 1.0 currently owned by the Companies, it being expressly understood that sufficient cash will be reserved by the Companies to pay for the cost of the Audit, and that the Fala loans referred to above will not be included in the acquisition.

SECTION 5. COVENANTS

            5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties covenants or agreements of the other party under this Agreement.

            5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

            5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, ISAI and the Companies agree to keep confidential any information disclosed to each other in connection therewith for a period of one year from the date hereof; provided, however, such obligation shall not apply to information which:

         (i)   at the time of the disclosure was public knowledge;

         (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

         (iii) the receiving party had within its possession at the time of disclosure; or

         (iv)  is ordered disclosed by a Court of proper jurisdiction; or

         (v) is required of ISAI under applicable federal and state laws or regulations or upon the advice of counsel.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                        Notwithstanding any right of any party to investigate the affairs of the other parties, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other parties and its contained in this Agreement or in any document delivered to one by another or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing Date.

SECTION 7. INDEMNIFICATION

            7.1 Each party shall assume all liability and responsibility for any legal or financial transactions entered into by it.

            7.2 For a period of one year from the Closing Date, the Companies agree to indemnify and hold harmless ISAI, its officers, directors and principal shareholders, and ISAI agrees to indemnify and hold harmless the Companies against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any schedule, certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after the Closing Date of this Agreement.

         If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third
Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

            8.1 Documents at Closing. At the Closing Date, which must occur on or before August 23, 2004 the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            (a) The Companies will deliver, or will cause to be delivered, to ISAI the following:

         (i) a certificate executed by the Presidents and Secretaries of the Companies to the effect that all representations and warranties made by the Companies under this Agreement as to the Companies are true and correct as of the Closing Date, the same as though originally given to ISAI on said date;

         (ii) The Companies shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of California law, to ISAI to the effect that:

            (a) The Companies are corporations validly existing and in good standing under the laws of the state of California and are duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

            (b) The Companies have the corporate power to carry on their businesses as now being conducted; and

            (c) This Agreement has been duly authorized, executed and delivered by The Companies by their Board of Directors.

            (d) This Agreement is valid and binding on The Companies and enforceable according to its terms.

         (iv) all other items, the delivery of which is a condition precedent to the obligations of ISAI, as set forth in Section 4.

            (b) ISAI will deliver or cause to be delivered to the Companies:

         (i) a certificate from ISAI executed by the President or Secretary of ISAI, to the effect that all representations and warranties of ISAI made under this Agreement are true and correct as of the Closing, the same as though originally given to the Companies on said date;

         (ii) copies of resolutions by ISAI Board of Directors authorizing this transaction;

         (iii) certificates from Delaware dated at or about the Closing Date that ISAI is in good standing under the laws of said jurisdiction;

         (iv) an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Delaware law, dated as of the Closing Date to the effect that:

            (a) ISAI is a corporation validly existing and in good standing under the laws of Delaware;

            (b) This Agreement has been duly authorized executed and delivered by ISAI and is a valid and binding obligation of ISAI enforceable in accordance with its terms;

            (c) ISAI, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

            (d) The documents executed and delivered to the Companies hereunder are valid and binding in accordance with their terms;

            (e) The ISAI Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

            (f) ISAI has the corporate power to execute the Agreement, deliver the ISAI Shares and perform under this Agreement.

         (v) all other items, the delivery of which is a condition precedent to the obligations of The Companies as set forth in Section 4 hereof.

            8.2 The Closing. The Closing shall take place at the time or place as shall be designated by the Board of Directors of ISAI after all pre-conditions have been met. At the Closing, the parties shall provide each other with such documents as may be necessary.

 SECTION 9. MISCELLANEOUS

            9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

            9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

            9.3 Assignment. This Agreement is not assignable except by operation of law.

            9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties to this Agreement shall be as follows:

                                    To: ISAI:

                                    Bernard L. Brodkorb, President and CEO
                                    ISAI Internationale, Inc.
                                    2560 N. Rice Street
                                    St. Paul, Minnesota 55113

                  with copy to:

                                    Christopher Dieterich
                                    Dieterich & Associates
                                    11300 West Olympic Boulevard, Suite 800
                                    Los Angeles, California 90064
                                    Fax: (310) 312-6680

                  To: The Companies:

                                    Dante Fala, President
                                    Asset Management Group
                                    5000 N. Parkway Calabasas, Suite 303
                                    Calabsas, California 91302

                  with copy to:

                                    R. John Kohlbrand
                                    Law Office of R. John Kohlbrand
                                    3075 E. Thousand Oaks Blvd., #103
                                    Westlake Village, CA 91361
                                    Fax: (805) 496-0825

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

      9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of California thereby precluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

      9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other parties except as may be appropriate at the sole discretion of counsel to ISAI for the purposes of meeting its disclosure obligation under federal and state securities laws.

      9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and issuance of the ISAI Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

      9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      9.9 Sever ability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

      9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

      9.12 Tax Treatment. ISAI and the Companies acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

      9.13 Expenses. ISAI shall be responsible for payment of specific expenses preceding the Closing with respect to the actual property transfer transaction, all appraisals and audits of the Companies and any other expense attributable to this transaction, to include normal legal, accounting and government reporting obligations incident to ISAI that occur during the pendency of this transaction.

      9.14 Dispute Resolution. In the event that a dispute arises between the parties to this agreement, ISAI and the Companies agree to submit the dispute to arbitration. Such arbitration shall be conducted by and pursuant to the rules of the American Arbitration Association in Los Angeles County, California. The prevailing party in any dispute arising from the transactions contemplated by this Agreement shall be entitled to reimbursement for reasonable attorney's fees associated with the resolution of the dispute.

      9.15 Name Reservation. ISAI reserves the right to take and use the corporate names of the Companies and the Companies shall amend their articles of incorporation, changing their corporate names.

     9.16 Non-Compete Clause. Dante Fala agrees that for a period of 5 years he will not compete with ISAI or any of the business services formerly associated with the assets being sold by the Companies to ISAI, within a radius of 150 miles from Calabasas, California.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                                       ISA Internationale, Inc.
                                       A Delaware corporation
                                       /s/ Bernard L. Brodkorb

                                       By: Bernard L. Brodkorb, President and
                                            Chief Executive Officer

                                       Cash Asset Management, Inc.,
                                       A California Corporation

                                       /s/ Dante Fala
                                       By: Dante Fala, President


                                       Money Asset Management, Inc.,
                                       A California Corporation


                                       /s/ Dante Fala
                                       By: Dante Fala, President


                                       Harrison Asset Management, Inc.,
                                       A California Corporation


                                       /s/ Dante Fala
                                       By: Dante Fala, President

SCHEDULES

         The Companies Schedules

1.0      Assets of the Companies
             See exhibit 1.0
1.1      Warrant Terms
             See exhibit IV
2.6      Material Adverse Changes in the Companies
             None
2.10     The Companies Consents, if required.
             See exhibit 1.0
2.12     Description of Actions and Proceedings brought by or against The
         Companies.
             Cease and Desist Orders by California Department of Corporations
2.16     Significant contracts affecting The Companies
             None
2.18 List of Real Estate owned by The Companies or leases entered into by The Companies
            (Lease by MAMI in Calabasas, California) - United Recovery, Inc.,
             No other Real Estate
2.20     List of all tangible assets of The Companies
             See exhibit 1.0
2.21     Liabilities of The Companies
             See exhibit 1.0
2.24     List of all intangible assets of The Companies
             See exhibit 1.0

         ISAI Schedules

3.4      ISAI Financial Statements
             10KSB AS OF DECEMBER 31, 2003
             10QSB AS OF MARCH 31, 2004
             10QSB AS OF JUNE 30, 2004

3.5      List of material adverse changes
             None.

3.8      Description of Actions and Proceedings brought by or against ISAI
             None since December 31, 2003 through August 19, 2004

Exhibit 1

1.0 THE ASSETS OF THE COMPANIES
         CASH ASSET MANAGEMENT, INC.
            CASH AND EQUIVALENTS                     $      6,245
            PORTFOLIO (NET OF RECOVERIES)                 743,599
            OFFICE EQUIPMENT, FIXTURES & FURNISHINGS       11,083
            OTHER ASSETS                                   12,000
            CORPORATE NAME                                      1
            COVENANT NOT TO COMPETE                             1
            MAILING LIST OF PREFERRED SHAREHOLDERS              1

            LESS: LIABILITIES                              -5,700

                       TOTAL ASSETS ACQUIRED:                     $  767,230
         HARRISON ASSET MANAGEMENT INC.
            CASH, CASH EQUIVALENTS AND BOND            $  157,796
            PORTFOLIO (NET OF RECOVERIES)               1,407,411
            OFFICE EQUIPMENT, FIXTURES & FURNISHINGS       14,230
            OTHER ASSETS                                   25,184
            CORPORATE NAME                                      1
            COVENANT NOT TO COMPETE                             1
            MAILING LIST OF PREFERRED SHAREHOLDERS              1
            LESS: LIABILITIES                              -7,755

                       TOTAL ASSETS ACQUIRED:                     1,596,869

         MONEY ASSET MANAGEMENT INC.
            CASH, CASH EQUIVALENTS AND BOND                  4,558
            MARKETABLE SECURITIES                           29,062
            PORTFOLIO (NET OF RECOVERIES)                3,419,566
            OFFICE EQUIPMENT & FURNITURE                    20,115
            OTHER ASSETS                                    17,500
            2000 COMMON SHARES OF UNITED RECOVERY INC.           1
            CORPORATE NAME                                       1
            COVENANT NOT TO COMPETE                              1
            MAILING LIST OF PREFERRED SHAREHOLDERS               1

            LESS: LIABILITIES                                    0

                       TOTAL ASSETS ACQUIRED:                     3,490,805

         UNITED RECOVERY INC.
            CASH, CASH EQUIVALENTS AND BOND                 19,227
            PORTFOLIO (NET OF RECOVERIES)                   78,111
            OFFICE EQUIPMENT                                48,817
            OTHER ASSETS                                    17,500

            LESS: LIABILITIES                                    0

                       TOTAL ASSETS ACQUIRED:                       163,655

                   TOTAL ASSETS ACQUIRED COMBINED                $6,018,560

PAYMENT SCHDEULE
 1. ISAI WILL ISSUE THE COMMON SHARES AS FOLLOWS:

Upon signing of the final agreement
(to preferred holders) 5,000,000 shares
Upon signing of the final agreement
(to Dante Fala) 250,000 shares

Assuming $600,000 EBITDA* level met after 1st year
 (to be held in reserve)  833,333 shares
Assuming $600,000 EBITDA* level met after 2nd year
(to be held in reserve) 833,333 shares
Assuming $600,000 EBITDA* level met after 3rd year
(to be held in reserve)  833,334 shares

All shares to be "reserved" for this acquisition will be issued now and held in escrow until the EBITDA levels have been achieved. The years of EBITDA determination shall be calendar years 2005, 2006 and 2007. Further, should the EBITDA level be achieved at a minimum of 75 % of the $600,000, common shares will be issuable on a pro-rata basis from the 75 % upward. All common shares for the 1st and 2nd years can be pooled together to allow attainment of maximum issuance of shares based upon above EBITDA levels above.

2. ISAI WILL ALSO ISSUE 2,500,000 WARRANTS TO PURCHASE
 COMMON SHARES AS FOLLOWS:

At $1.25 exercisable during first 12 months of agreement
(to be issue now) (calendar year 2005)  833,333 warrants

At $2.00 exercisable during second 12 months of agreement
(to be issued now) (calendar year 2006) 833,333 warrants

At $2.75 exercisable during last 12 months of agreement (to be issued now)
 (calendar year 2007)  833,334 warrants

3. ISAI WILL ALSO ISSUE TO THE COMPANIES ADDITIONAL SHARES
OF COMMON STOCK (quantity of shares due computable at $1.25 Per Common Share over EBITDA levels attained) SHOULD EBITDA* LEVELS OF $600,000 BE EXCEEDED IN ANY OF THE THREE YEARS AS FOLLOWS:

End of year 1 (calendar year 2005) 500,000 shares (potentially)
End of year 2 (calendar year 2006) 500,000 shares (potentially)
End of year 3 (calendar year 2007) 500,000 shares (potentially)

All common shares for the 1st and 2nd years can be pooled together to allow attainment of maximum issuance of shares based upon above EBITDA levels above. Should the COMPANIES not be able to obtain any of the additional item 3 shares above, which require the obtainment of the minimum divisional EBITDA of $600,000, then in that event the unearned common shares will convert to common stock warrants exercisable at the same terms and prices as in item 2 above as follows:

2005 unearned shares will be exercisable anytime in year 2006 at $1.25, 2006 unearned shares will be exercisable anytime in year 2007 at $2.00, 2007 unearned shares will be exercisable anytime in year 2008 at $2.75.

4. ISAI WILL ISSUE 2,000,000 WARRANT'S TO PURCHASE COMMON
SHARES TO DANTE FALA AT THE SAME PRICES AS LISTED UNDER SECTION
2 OF THIS SCHEDULE.

5. THE SHARES ALLOCATED UNDER PARAGRAPHS OF THIS SCHEDULE
ARE ALL ALLOCATED TO THE BENEFIT OF PREFERRED SHHAREHOLDERS'


6. EMPLOYEES OF THE COMPANIES WILL BE ISSUED 750,000
WARRANTS UPON THE EXECUTION OF THE FINAL AGREEMENT.

* EBITDA levels refer to the performance of THE COMPANIES only and not the performance of ISAI as a whole.
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ITEM 10.9 STOCK PURCHASE AGREEMENT

                       STOCK ACQUISITION AGREEMENT


                  This Asset Purchase Agreement (the "Agreement") effective August 19, 2004, is by and between ISA ACQUISITION CORP. ("ISAI"), a Minnesota corporation and a wholly-owned subsidiary of ISA INTERNATIONALE, INC., having its principal offices at 2560 N. Rice Street, St. Paul, Minnesota 55113, and; DANTE FALA ("FALA"), an individual and sole shareholder or FIRST AMERICAN FAMILY FINANCIAL SERVICES CORP., a Nevada corporation ("FAFFS") having its principal offices at 5000 N. Parkway Calabasas, Suite 303, Calabasas, California 91302.

                              AGREEMENT

            In exchange for $1.00 and other valuable consideration, FALA agrees to transfer all rights, title and interests in FAFFS to ISAI. FALA hereby attests to the fact that he is the owner of 100% of the equity interests of FAFFS and that FAFFS is a validly formed Nevada corporation, in good standing, with no assets and no liabilities.

                IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ISA ACQUISITION CORPORATION
A Minnesota corporation



by:/s/Bernard L. Brodkorb, President and
Chief Executive Officer

FIRST AMERICAN FAMILY
FINANCIAL SERVICES CORP.
A Nevada Corporation


by:/s/ Dante Fala
Dante Fala, President

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